UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2012

CIRCLE STAR ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)
000-53868	30-0696883
(Commission File Number)	(I.R.S. Employer Identification No.)

7065 Confederate Park Road, Suite 102
Fort Worth, Texas, 76108
(Address of principal executive offices)  (Zip Code)

(817) 744-8502
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 24, 2012, Circle Star Energy Corp. (the “Company”) entered into a Debt Conversion Agreement (the “Debt Conversion Agreement”) with Allen Gilmer (the “Debtholder”), a holder of a $500,000 convertible note due March 14, 2013 (the “Note”), and G. Jonathan Pina. The Note was convertible at $1.50 per share of common stock of the Company.

The Company agreed to reduce the conversion price to $0.4677 per share as an incentive to convert the full principal and accrued interest under the Note into shares of common stock of the Company.

The Company agreed to issue to the Debtholder 1,100,000 shares of common stock of the Company which shall constitute full, fair and adequate consideration for the relinquishment of the Note, the unpaid interest under the Note of $14,516.13, and the Addendum to March 2012 Convertible Note Subscription Agreement  (the “Addendum”).

The foregoing description of the Note and the Addendum is qualified in its entirety by reference to the copy of the Note and the Addendum which appear as Exhibit 10.20 and 10. 21 to our quarterly report on Form 10-Q filed with the United States Securities and Exchange Commission on March 13, 2012.

The foregoing description of the Debt Conversion Agreement is qualified in its entirety by reference to the copy of the Debt Conversion Agreement attached hereto as Exhibit 10.1.

Item 3.02.  Unregistered Sales of Equity Securities.

Pursuant to the Debt Conversion Agreement, described in Item 1.01, the Company issued to the Debtholder 1,100,000, shares of common stock of the Company (the “Common Shares”). The Common Shares will not be registered under the United States Securities Act of 1933, as amended (the “Securities Act”), or the laws of any state of the United States.  Accordingly, the Common Shares are “restricted securities” (as defined in Rule 144(a)(3) of the Securities Act) and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The Common Shares will be issued pursuant to exemptions from the registration requirements of the Securities Act provided by Section 3(a)(9) thereof.

Item 9.01  Exhibits

Exhibit Number	Exhibit
10.1	Debt Conversion Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCLE STAR ENERGY CORP. (Registrant)

Dated: August 30, 2012	By: /s/ G. Jonathan Pina G. Jonathan Pina Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1	Debt Conversion Agreement